EXHIBIT 99.1

News Release

First Solar Announces Chairman Michael Ahearn to Serve as Interim CEO
Robert Gillette to Step Down as CEO

TEMPE, Ariz. - Oct. 25, 2011 - The Board of Directors of First Solar, Inc. (NASDAQ: FSLR) today asked its Chairman and company founder, Mike Ahearn, to serve as interim Chief Executive Officer. Ahearn has accepted. Effective immediately, Rob Gillette is no longer serving as Chief Executive Officer, and the Board of Directors thanks him for his service to the company. The Board of Directors has formed a search committee and is initiating a search for a permanent Chief Executive Officer.

About First Solar, Inc.
First Solar manufactures solar modules with an advanced semiconductor technology, and is a premier provider of comprehensive photovoltaic (PV) system solutions. The company is delivering an economically viable alternative to fossil-fuel generation today. From raw material sourcing through end-of-life collection and recycling, First Solar is focused on creating value-driven renewable energy solutions that protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors
This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company's business involving the company's products, their development and distribution, economic and competitive factors and the company's key strategic relationships and other risks detailed in the company's filings with the Securities and Exchange Commission. First Solar assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Contacts:
First Solar-USA
Ted Meyer
+1 (602) 414-9361
ted.meyer@firstsolar.com
or
First Solar Investors
Larry Polizzotto
+1 (602) 414-9315
lpolizzotto@firstsolar.com